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                                                                    EXHIBIT 99.1



                             Financial Statements

                    Greater Miami Dialysis Centers, Inc.

                         YEAR ENDED DECEMBER 31, 1995
            WITH REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

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                     Greater Miami Dialysis Centers, Inc.

                            Financial Statements

                       Year ended December 31, 1995


                                 CONTENTS


Report of Independent Certified Public Accountants  . . .  1

Financial Statements

Balance Sheet . . . . . . . . . . . . . . . . . . . . . .  2
Statement of Income . . . . . . . . . . . . . . . . . . .  3
Statement of Stockholder's Equity . . . . . . . . . . . .  4
Statement of Cash Flows . . . . . . . . . . . . . . . . .  5
Notes to Financial Statements . . . . . . . . . . . . . .  6

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          Report of Independent Certified Public Accountants


Board of Directors
Greater Miami Dialysis Centers, Inc.

We have audited the accompanying balance sheet of Greater Miami Dialysis Centers, Inc. as of December 31, 1995, and the related statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greater Miami Dialysis Centers, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



April 22, 1996
Miami, Florida

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                       Greater Miami Dialysis Centers, Inc.

                                Balance Sheet

                              December 31, 1995



ASSETS                                                                      $ 357,507
Current assets:
Cash
Accounts receivable, net of allowance for doubtful accounts of $435,000       929,699
Inventories                                                                    80,273
Prepaid expenses                                                                2,468
                                                                           -----------
Total current assets                                                        1,369,947
Property and equipment, net                                                   669,818
                                                                           -----------
                                                                           $2,039,765
                                                                           ===========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable                                                           $  514,959
Accrued compensation and other liabilities                                    408,175
Current maturities of long-term debt to related parties                        83,868
                                                                           -----------
Total current liabilities                                                   1,007,002

Long-term debt due to related parties -- exclusive of current maturities      379,305

Stockholder's equity:
Common stock, par value $1 per share; 100 shares authorized, issued and
  outstanding                                                                     100
Additional paid-in capital                                                    293,900
Retained earnings                                                             359,458
                                                                           -----------
Total stockholder's equity                                                    653,458
                                                                           -----------
                                                                           $2,039,765
                                                                           ===========



SEE ACCOMPANYING NOTES.


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                   Greater Miami Dialysis Centers, Inc.

                         Statement of Income

                    Year ended December 31, 1995



Revenues:
   Net patient service revenue              $5,371,173
   Other                                        79,791
                                           -----------
Total revenues                               5,450,964

Costs and expenses:
  Professional care of patients              3,037,820
  General and administrative                 1,085,666
  Management fee to sole stockholder           300,000
  Provision for uncollectible amounts          238,030
  Depreciation                                 109,134
  Interest to related parties                   23,668
                                           -----------
Total costs and expenses                     4,793,718
                                           -----------
Net income                                 $   657,246
                                           ===========


SEE ACCOMPANYING NOTES.

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                 Greater Miami Dialysis Centers, Inc.

                  Statement of Stockholder's Equity

                    Year ended December 31, 1995


                                                Additional
                                         Par      Paid-In      Retained
                              Shares    Value     Capital      Earnings     Total
                              ----------------------------------------------------

Balance at January 1, 1995       100     $100    $293,900     $ 222,212  $ 516,212
   Distributions to stockholder   --       --          --      (520,000)  (520,000)
   Net income                     --       --          --       657,246    657,246
                              ----------------------------------------------------
Balance at December 31, 1995     100     $100    $293,900     $ 359,458  $ 653,458

                              ====================================================



SEE ACCOMPANYING NOTES.

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                        Greater Miami Dialysis Centers, Inc.

                              Statement of Cash Flows

                            Year ended December 31, 1995


OPERATING ACTIVITIES
Net income                                                   $ 657,246
Adjustments to reconcile net income to net cash provided by
  operating activities:
   Depreciation                                                109,134
   Provision for uncollectible amounts                         238,030
   Changes in assets and liabilities:
        Accounts receivable                                   (622,031)
        Inventories                                             28,815
        Prepaid expenses                                        (1,031)
        Accounts payable                                       286,026
        Accrued compensation and other liabilities              93,274
                                                            -----------
Net cash provided by operating activities                      789,463

INVESTING ACTIVITIES
Purchases of property and equipment                           (552,540)
                                                            -----------
Net cash used in investing activities                         (522,540)

FINANCING ACTIVITIES
Borrowings from related parties                                483,000
Repayment of borrowings from related parties                   (19,827)
Distributions to stockholder                                  (520,000)
                                                            -----------
Net cash used in financing activities                          (56,827)
                                                            -----------

Increase in cash                                               180,096
Cash at beginning of year                                      177,411
                                                            -----------
Cash at end of year                                           $ 357,507
                                                            ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year for interest                        $ 16,720
                                                            ===========


SEE ACCOMPANYING NOTES.

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                   Greater Miami Dialysis Centers, Inc.

                      Notes to Financial Statements

                      Year ended December 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Greater Miami Dialysis Centers, Inc., a Florida corporation (the "Company"), was incorporated on August 27, 1987. The Company operates two outpatient dialysis centers in South Florida, providing hemodialysis and ambulatory peritoneal dialysis for patients with kidney disease.

On March 22, 1996 the sole stockholder sold all of the outstanding stock of the Company to Vivra Incorporated, the second largest provider of dialysis treatment in the United States.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

Inventories consist of medical drugs and supplies, and are stated at the lower of cost or market, with cost determined on a first-in, first-out basis.

PROPERTY AND EQUIPMENT

Depreciation of property and equipment is computed on the straight-line method based on the assets' estimated useful lives of 5 to 10 years.

Property and equipment as of December 31, 1995 consisted of the following:

     Furniture and fixtures          $   158,929
     Equipment                           648,823
     Leasehold improvements              306,879
                                     ------------
                                       1,114,631
     Less accumulated depreciation      (444,813)
                                     ------------
                                     $   669,818
                                     ============


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1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET PATIENT SERVICE REVENUE

Net patient service revenue includes amounts for services reimbursable by Medicare, Medicaid, and other third party payers under reimbursement formulas in effect. Net patient service revenue is recorded net of any related contractual allowances. Medicare and Medicaid provided approximately 68% of the Company's net patient service revenue in fiscal 1995. The balance of revenues, approximately 32%, was from insurance, private and other third-party payers.

INCOME TAXES

The Company has elected to have its income taxed as an S corporation under the Internal Revenue Code. As a result, in lieu of corporate income tax, the Company's taxable income is passed through to the stockholder of the Company and taxed at the individual level. Accordingly, no provision or liability for federal income tax has been reflected in the financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. LONG-TERM DEBT TO RELATED PARTIES

Long-term debt to related parties consists of $463,173 due to the sole stockholder and related corporations and individuals. The notes are unsecured, bear interest at 9% per annum and are due in quarterly payments of $30,691 through August 2000.

Maturity of the notes as of December 31, 1995 is as follows: 1996 - $83,868; 1997 - $91,674; 1998 - $100,212; 1999 - $107,633 and 2000 - $79,786.


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3. RELATED PARTY TRANSACTIONS

In addition to the long-term debt to related parties, the Company had the following transactions with related parties during the year ended December 31, 1995:

   - A management fee of $300,000 was paid to a limited partnership in which the sole stockholder is the general partner.

   - Included in general and administrative expense is a license fee of $7,000 paid to a corporation controlled by the sole stockholder.

   - Included in professional care of patients are medical director fees of $126,676. The medical directors are partners in a professional medical practice in which the sole stockholder is also a partner. The medical directors' have contracts with the Company which provide for monthly payments of $14,700 through October 2002.

4. COMMITMENTS

The Company leases office space under operating leases through the year 2000. Total rent expense was $113,354 for the year ended December 31, 1995.

Future minimum lease payments under operating leases are $155,000 for each of the five years subsequent to December 31, 1995.

5. MALPRACTICE INSURANCE

The Company carries occurrence based malpractice insurance which provides coverage for all malpractice claims. This insurance provides coverage of $1,000,000 per incident, with a $3,000,000 aggregate annual limit.

6. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

It is not practicable to estimate the fair value of the Company's long-term debt to related parties.

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7. RETIREMENT PLAN

The Company maintains an employee savings and profit sharing plan under Section 401(k) of the Federal Internal Revenue Code. The plan covers substantially all employees. Under the plan, employees may elect to exclude up to 15% of their compensation from amounts subject to income tax as a salary deferral contribution.

The Company has made discretionary matching contribution equal to 3% of employee contributions. The Company's expense for matching contributions to the plan was approximately $17,000 for the year ended December 31, 1995. The Company did not make any discretionary profit-sharing contributions to the plan during the year ended December 31, 1995.